     As filed with the Securities and Exchange Commission on May 25, 2001
                                         Registration Statement No. 333-________

-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ___________________

                        Streicher Mobile Fueling, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                Florida                                  65-0707824
    -------------------------------                ----------------------
    (State or other jurisdiction of                     (IRS Employer
    incorporation or organization)                 Identification Number)

                    800 West Cypress Creek Road, Suite 580
                          Fort Lauderdale, FL   33309
                   (Address of Principal Executive Offices)

                            2000 Stock Option Plan
                     -------------------------------------
                             Richard E. Gathright
                     President and Chief Executive Officer
                       800 West Cypress Road, Suite 580
                          Fort Lauderdale, FL  33309

              ----------------------------------------------------
                    (Name and address of agent for service)

                                (954) 308-4200
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                           Kenneth C. Hoffman, Esq.
                            Greenberg Traurig, P.A.
                             1221 Brickell Avenue
                             Miami, Florida  33131
                                (305) 579-0500

                              ___________________

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                         Proposed maximum             Proposed
       Title of securities           Amount to be         offering price         maximum aggregate         Amount of
        to be registered              registered           per share(1)          offering price(1)      registration fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock                           1,000,000            $1.50                  $1,500,000                 $375
  $.01 par value.................       shares
=========================================================================================================================

(1) Estimated solely for the purpose of calculation the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended on the basis (i) the actual price of $1.50 for 898,000 options granted under the 2000 Stock Option Plan; and (ii) an assumed price of $1.50 per share for 102,000 shares based on the average of the high and low sale price of the common stock on the NASDAQ on May 24, 2001.

         PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         We hereby incorporate by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) our Annual Report on Form 10-K for the fiscal year ended January 31, 2001;

         (b) our definitive proxy statement dated February 2, 2001 filed in connection with our Special Meeting of Stockholders held on February 28, 2001;

         (c) all other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since January 31, 2001;

         (d) the descriptions of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, including any amendments to such description in such Registration Statement.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Florida Business Corporation Act. Section 607.0850 of the Florida Business Corporation Act (the "FBCA") generally permits the Registrant to indemnify its directors, officers, employees and other agents who are subject to any third-party actions because of their service to the Registrant if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe his conduct was unlawful. In addition, the Registrant may indemnify its directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant. To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third-party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith. This Section also permits a corporation further to indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) a transaction in violation of
Section 607.0834 of the FBCA (unlawful distributions to shareholders), or (4) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         Furthermore, Section 607.0831 of the FBCA provides, in general, that no director shall be personally liable for monetary damages to the Registrant or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which the liability provisions of Section
607.0834 of the FBCA are applicable, (iv) in a proceeding by or in the right of the Registrant to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the Registrant, or willful misconduct, or (v) in a proceeding by or in the right of someone other than the Registrant or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term "recklessness," as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the directors; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

         Insurance. In addition to the foregoing, the Registrant carries insurance permitted by the laws of Florida on behalf of directors, officers, employees or agents which may cover, among other things, liabilities under the Securities Act of 1933, as amended.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

         See "Exhibit Index" on page II-5 below.

Item 9.  Undertakings

         (a) The undersigned hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                       Provided, however, that paragraphs (a)(1)(i) and
                 (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Act, each filing of the corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the corporation pursuant to the foregoing provisions, or otherwise, the corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

         (other than the payment by the corporation of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on May 25, 2001.

                                 STREICHER MOBILE FUELING, INC.

                                 By: /s/ Richard E. Gathright
                                     -----------------------------------------
                                 Name:  Richard E. Gathright
                                 Title:  President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Richard E. Gathright and Walter B. Barrett his true and lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                                       Title                                            Date
-----------------------------------      -----------------------------------------------------      -----------------------
/s/ Richard E. Gathright                 President, Chief Executive Officer, and Director                  May 25, 2001
-----------------------------------
Richard E. Gathright

/s/ Walter B. Barrett                    Vice President, Finance and Chief Financial Officer               May 25, 2001
-----------------------------------
Walter B. Barrett

/s/ Stanley H. Streicher                 Chairman of the Board                                             May 25, 2001
-----------------------------------
Stanley H. Streicher

/s/ E. Scott Golden                      Director                                                          May 25, 2001
-----------------------------------
E. Scott Golden

/s/ Robert S. Picow                      Director                                                          May 25, 2001
-----------------------------------
Robert S. Picow

/s/ John H. O'Neil, Jr.                  Director                                                          May 25, 2001
-----------------------------------
John H. O'Neil, Jr.

/s/ C. Rodney O'Connor                   Director                                                          May 25, 2001
-----------------------------------
C. Rodney O'Connor

/s/ Joseph M. Murphy                     Director                                                          May 25, 2001
-----------------------------------
Joseph M. Murphy

                                 EXHIBIT INDEX

    Exhibit
    Number                                 Description
------------  -------------------------------------------------------------------------------------------------
     4.1          Streicher Mobile Fueling, Inc. 2000 Stock Option Plan
     5.1          Opinion of Greenberg Traurig, P.A.
    23.1          Consent of KPMG, LLP
    23.2          Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)
    24.1          Power of Attorney is included in the Signature section of the Registration Statement